Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 27, 2017, relating to the financial statements and financial highlights, which appears in Triloma EIG Energy Income Fund’s Annual Report on Form N-CSR for the year ended December 31, 2016.  We also consent to the references to us under the headings “Independent Registered Certified Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

July 17, 2017